FOR IMMEDIATE RELEASE
AMEX: WOC

Former Chairman and CEO of First American Title Insurance Company of New York Joins Wilshire Enterprises, Inc. Board of Directors

NEWARK, N.J., January 12, 2009 — Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) announced today that James M. Orphanides, former chairman, president and CEO of First American Title Insurance Company of New York, the largest subsidiary of First American Title Insurance (NYSE: FAF), has been appointed to Wilshire's Board of Directors and will serve on the  Nominating and Strategic Planning Committees.  Orphanides replaces Ernest Wachtel, who has retired from Wilshire's seven-member Board after serving since 1970 and has been named Director Emeritus.

"With his outstanding reputation and extensive network of industry contacts built up over many years as a prominent real estate executive, Jim Orphanides is an exceptional addition to our Board.  Jim's active involvement on our Board will be especially valuable as we work to improve the performance of our existing portfolio, and seek opportunities to invest in properties and loans, alone or in partnership with others, that offer the potential for attractive returns for our shareholders," said Sherry Wilzig Izak, Chairman and CEO.  "We thank Ernie Wachtel for his many contributions to Wilshire over the years.  We are pleased that Wilshire will continue to benefit from his wise advice and counsel as Director Emeritus."

Orphanides, 58 years old, joined First American in 1992, and has served as First American's chairman emeritus since his retirement in 2007.  A veteran of more than 35 years in the title industry, Orphanides began his career in national sales and marketing positions with two large national title insurers.  He became a principal with Preferred Land Title Services Inc., in 1982, and joined First American as executive vice president and director upon Preferred Title Services' acquisition by First American in 1992.  He was appointed to the board of directors of the parent company in 1995.

Orphanides has been a member of the board of directors of CB Richard Ellis Realty Trust since 2006.  He is a member of the New York Land Title Association, American Land Title Association, International Council of Shipping Centers (ICSC), Urban Land Institute (ULI) and Pension Real Estate Association (PREA). Orphanides also serves on the boards of the Foundation for Medical Evaluation and Early Detection, Seeds of Peace, the American Ballet Theater, and the Citizens Budget Commission, and is a member of the Lincoln Center Corporate Fund Leadership Committee.

About Wilshire Enterprises
Wilshire is engaged primarily in the ownership and management of real estate investments in Arizona, Texas and New Jersey.  Wilshire's portfolio of properties includes five rental apartment properties with 950 units, 10 condominium units, two office buildings and a retail/office center with approximately 200,000 square feet of office and retail space, and slightly more than 19 acres of land.

FORWARD-LOOKING STATEMENT:
Any non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such statements. The potential risks and uncertainties include, among others, general economic conditions, industry specific conditions and the possibility that Wilshire may be adversely affected by other economic, business, and/or competitive factors, as well as other risks and uncertainties disclosed in Wilshire's 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with its upcoming annual meeting, Wilshire will file a proxy statement with the Securities and Exchange Commission (the "SEC").  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION .   Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov.  Wilshire's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the Company 1 Gateway Center, Newark, NJ 07102,  or by telephone to 201-420-2796.

Wilshire and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the annual meeting.  Information about Wilshire's directors and officers and their ownership of the Company's Common Stock is set forth in Wilshire's proxy statements and Annual Reports on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the annual meeting when the proxy statement becomes available.

Company Contact:	Sherry Wilzig Izak, Chairman, 201-420-2796
Agency Contact:	Neil Berkman, Berkman Associates, 310-826-5051